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                              ADOBE SYSTEMS INCORPORATED

                                      EXHIBIT 11

                      COMPUTATION OF NET INCOME PER COMMON SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                           QUARTERS ENDED              NINE MONTHS ENDED
                                     -------------------------      ------------------------
                                     AUGUST 29       AUGUST 30      AUGUST 29      AUGUST 30
                                       1997            1996           1997           1996
                                     ---------       ---------      ---------      ---------
Net income                           $  53,428       $  29,847      $ 140,018      $  85,519
                                     ---------       ---------      ---------      ---------
                                     ---------       ---------      ---------      ---------

Primary shares outstanding:
  Weighted average shares
   outstanding during the
   period                               72,946          72,222         72,110         72,882
  Common stock equivalent
   shares                                1,582           2,087          2,184          2,565
                                     ---------       ---------      ---------      ---------
                                        74,528          74,309         74,294         75,447
                                     ---------       ---------      ---------      ---------
                                     ---------       ---------      ---------      ---------

Fully diluted shares outstanding:
  Weighted average shares
   outstanding during the
   period                               72,946          72,222         72,110         72,882
  Common stock equivalent
   shares                                1,618           2,171          2,251          2,603
                                     ---------       ---------      ---------      ---------
                                        74,564          74,393         74,361         75,485
                                     ---------       ---------      ---------      ---------
                                     ---------       ---------      ---------      ---------

Primary net income per
 common stock and
 common stock equivalent
 share                               $     .72       $     .40      $    1.88      $    1.13
                                     ---------       ---------      ---------      ---------
                                     ---------       ---------      ---------      ---------

Fully diluted net income per
 common stock and common
 stock equivalent share              $     .72       $     .40      $    1.88      $    1.13
                                     ---------       ---------      ---------      ---------
                                     ---------       ---------      ---------      ---------
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